As filed with the Securities and Exchange Commission on September 22, 2023.

Registration No. 333-268103

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	98-0647155
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(416) 847-6898

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gail Farfel, Ph.D. Chief Executive Officer Suite 200, 1920 Yonge Street Toronto, Ontario M4S 3E2 Telephone: (416) 847-6898	Robert E. Puopolo Nicole Daley Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Telephone: (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 1, 2022, we filed a registration statement on Form S-1 (File No. 333-268103) (as amended on November 4, 2022 and November 8, 2022, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”), which registered for resale up to an aggregate of 1,729,694 of our common shares, no par value (“common shares”), which consisted of (i) up to 1,383,755 common shares that are issuable to certain of the Selling Shareholders that are party to that certain Unit Purchase Agreement, dated October 11, 2022 (the “Unit Purchase Agreement”); and (ii) up to 345,939 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement upon the exercise of warrants to purchase our common shares that we issued to Selling Shareholders in a private placement that closed in connection with the Unit Purchase Agreement. The Registration Statement was declared effective by the SEC on November 9, 2022. On March 17, 2023, we filed post-effective amendment No. 1 to the Registration Statement on Form S-1, which was declared effective by the SEC on March 23, 2023. We are filing this post-effective amendment No. 2 to Form S-1 on Form S-3 to convert the Registration Statement on Form S-1 into a registration statement on Form S-3. No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 22, 2023

PROSPECTUS

PROMIS NEUROSCIENCES INC.

Up to 1,383,755 Common Shares Underlying Units

Up to 345,939 Common Shares Underlying Warrants

This prospectus relates to the issuance by us and the resale by the selling security holders named in this prospectus (the “Selling Shareholders”) of up to an aggregate of 1,729,694 of our common shares, no par value (“common shares”), which consists of (i) up to 1,383,755 common shares that are issuable to certain of the Selling Shareholder that are party to the Unit Purchase Agreement, dated October 11, 2022 (the “Unit Purchase Agreement”); and (ii) up to 345,939 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement upon the exercise of warrants to purchase our common shares that we issued to Selling Shareholders in a private placement that closed in connection with the Unit Purchase Agreement (the “Investor Warrants”).

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities hereby registered. The Selling Shareholders may offer, sell, or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of our common shares by the Selling Shareholders pursuant to this prospectus. We will, however, receive the net proceeds of any Investor Warrants exercised for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of our common shares. See “Plan of Distribution” beginning on page 15 of this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common shares are listed on the Nasdaq under the symbol “PMN.” On September 19, 2023, the closing sale price of our common shares as reported on Nasdaq was $2.10.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Our business and investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and in the other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using the “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Shareholders of the securities offered by them described in this prospectus. We will not receive any proceeds from the sale of common shares underlying the Investor Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Investor Warrants.

We may also file a prospectus supplement that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” included herein and contained in our filings incorporated herein by reference, and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

Unless otherwise indicated, all references to “$” or “US$” in this registration statement/prospectus refer to U.S. dollars, and all references to “C$” refer to Canadian dollars.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those risks discussed in our filings incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “ProMIS,” “we,” “us,” “our,” and similar terms refer to ProMIS Neurosciences Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the anticipated amount, timing and accounting of contingent, milestone, royalty and other payments under licensing or collaboration agreements;
●	tax positions and contingencies; research and development costs; compensation and other selling, general and administrative expense;
●	amortization of intangible assets;
●	foreign currency exchange risk;
●	estimated fair value of assets and liabilities and impairment assessments;
●	the potential impact of increased product competition in the markets in which we compete;
●	patent terms, patent term extensions, patent office actions and expected availability and period of regulatory exclusivity;
●	our plans and investments in our portfolio as well as implementation of our corporate strategy;
●	the risk that the Company will maintain enough liquidity to execute its business plan and its ability to continue as a going concern;
●	the drivers for growing our business, including our plans and intention to commit resources relating to discovery, research and development programs and business development opportunities as well as the potential benefits and results of, and the anticipated completion of, certain business development transactions;
●	the expectations, development plans and anticipated timelines, including costs and timing of potential clinical trials, filings and approvals, of our products candidates and pipeline programs, including collaborations with third-parties, as well as the potential therapeutic scope of the development and commercialization of our and our collaborators’ pipeline product candidates, if approved;
●	the timing, outcome and impact of administrative, regulatory, legal and other proceedings related to our patents and other proprietary and intellectual property rights, tax audits, assessments and settlements, pricing matters, sales and promotional practices, product liability and other matters;
●	our ability to continue as a going concern, finance our operations and business initiatives, and obtain funding for such activities;
●	any continuing impact of the COVID-19 pandemic on our business and operations, including expenses, reserves and allowances, the supply chain, manufacturing, cyber-attacks or other privacy or data security incidents, research and development costs, clinical trials and employees;

●	inflation, market volatility and rising interest rates;
●	the potential impact of healthcare reform in the United States (U.S.) and measures being taken worldwide designed to reduce healthcare costs and limit the overall level of government expenditures, including the impact of pricing actions and reduced reimbursement for our product candidates, if approved;
●	the risk that we become characterized as a passive foreign investment company;
●	lease commitments, purchase obligations and the timing and satisfaction of other contractual obligations; and
●	the impact of new laws (including tax), regulatory requirements, judicial decisions and accounting standards.

The forward-looking statements contained or incorporated by reference in this prospectus are based on ProMIS’ current expectations and beliefs concerning future developments and their potential effects on ProMIS. There can be no assurance that future developments affecting ProMIS will be those that ProMIS has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond ProMIS’ control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” included herein and in our filings incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, the occurrence of the events described in the “Risk Factors” section included herein and in our filings incorporated herein by reference and elsewhere in this prospectus may adversely affect ProMIS. ProMIS will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain an internet website at www.promisneurosciences.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023, and as amended on April 27, 2023;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 1, 2023;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023, and for the fiscal quarter ended June 30, 2023, filed with the SEC on August 14, 2023;

•	our Current Reports on Form 8-K filed with the SEC on April 3, 2023, April 10, 2023, May 8, 2023, June 30, 2023, July 10, 2023, July 14, 2023, and August 22, 2023; and

•	the description of our capital stock set forth in Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide to each person, upon written or oral request, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

PROSPECTUS SUMMARY

The following summary highlights selected information included in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making an investment decision. You should carefully read the entire prospectus before making an investment in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

Overview

We are applying our patented technology platform to build a portfolio of antibody therapies and therapeutic vaccines in neurodegenerative diseases and other protein-misfolding diseases, with a focus on Alzheimer’s disease (AD), multiple system atrophy (MSA), and amyotrophic lateral sclerosis (ALS). We believe these diseases share a common biologic cause — misfolded versions of proteins, that otherwise perform a normal function, becoming toxic and killing neurons, resulting in disease. ProMIS’ technology platform enables drug discovery through a combination of protein biology, physics and supercomputing. We believe this platform provides a potential advantage in selectively targeting the toxic misfolded proteins with therapeutics or detecting them with diagnostics.

We are developing a pipeline of antibodies aimed at selectively targeting misfolded toxic forms of proteins that drive neurodegenerative diseases without interfering with the essential functions of the same properly folded proteins. Our product candidates are PMN310, PMN267, and PMN442. Our lead product candidate is PMN310, a monoclonal antibody designed to treat AD by selectively targeting toxic, misfolded oligomers of amyloid-beta. PMN267 is our second lead product candidate targeting ALS. It has been shown in preclinical studies to selectively recognize misfolded, cytoplasmic TDP-43 aggregates without interacting with normal TDP-43. Misfolded TDP-43 is believed to play an important role in the development of ALS. In light of research suggesting that misfolded toxic a-syn is a primary driver of disease in synucleinopathies such as MSA and Parkinson’s disease, our third lead product candidate, PMN442 has shown robust binding to pathogenic a-syn oligomers and seeding fibrils in preclinical studies, with negligible binding to a-syn monomers and physiologic tetramers which are required for normal neuronal function. We also have earlier stage preclinical programs and a project to refine our discovery algorithm using machine learning as highlighted in the “Other Key Projects” section below.

Since our inception, we have devoted substantially all of our resources to developing our platform technologies and the resultant antibody product candidates, building our intellectual property portfolio, business planning, raising capital and providing general and administrative support for these operations. We have principally financed our operations through public and private placements of common shares and warrants and convertible debt.

Corporate Structure

ProMIS Neurosciences Inc. was incorporated on January 23, 2004 under the name 4203801 Canada Inc. pursuant to the Canada Business Corporations Act (the “CBCA”). The Company changed its name to Amorfix Life Sciences Ltd. on August 24, 2004 and to ProMIS Neurosciences Inc. effective July 8, 2015. On June 21, 2022, the directors of the Company authorized a reverse share split of the issued and outstanding common shares in a ratio of 60:1, effective June 28, 2022 (the “Reverse Share Split”). All information included in this prospectus has been adjusted to reflect the Reverse Share Split. Unless otherwise stated herein, all share and per share numbers relating to the Company’s common shares prior to the effectiveness of the Reverse Share Split have been adjusted to give effect to the Reverse Share Split, including the consolidated financial statements and notes thereto. On July 13, 2023, the Company continued its existence from a corporation incorporated under the CBCA into the Province of Ontario under the Business Corporations Act (Ontario) (the “OBCA”) (the “Continuance”). The Continuance was approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders held on June 29, 2023. The Company’s common shares are listed on Nasdaq under the symbol, “PMN.”

We have a wholly-owned U.S. subsidiary, ProMIS Neurosciences (US) Inc., which was incorporated in January 2016 in the State of Delaware. ProMIS USA has had no material activity and has no material financial impact on our financial statements.

Our head office is located at 1920 Yonge Street, Suite 200, Toronto, Ontario, Canada M4S 3E2 and our registered and records office is located at 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. Our telephone number is (416) 847-6898 and our website address is www.promisneurosciences.com. The information provided on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would also cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC, defined as having a public float of greater than $700 million, or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this prospectus.

On July 8, 2022, the Company’s common shares began trading on Nasdaq under the symbol “PMN”. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and is required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(b) of the Exchange Act.

THE OFFERING

Issuer:	ProMIS Neurosciences Inc.

Common shares offered by the Selling Shareholders:

1,729,694 common shares, consisting of:

●
1,383,755 common shares that are issuable to certain of the Selling Shareholders that are party to the Unit Purchase Agreement; and
●
345,939 common shares that are issuable or potentially issuable upon the exercise of all the Investor Warrants (after giving effect to certain potential anti-dilution adjustments).

Shares of common shares outstanding prior to this offering:	18,525,253 shares (as of September 11, 2023)

Conversion price of Investor Warrants:	$7.50 per common share

Terms of the offering	The Selling Shareholders will determine when and how they will dispose of the common shares registered under this prospectus for resale.

Use of proceeds	The Selling Shareholders will receive the proceeds from the sale of shares of common shares offered hereby. We will not receive any proceeds from the sale of common shares by the Selling Shareholders.

Risk factors

See “Risk Factors” included herein and in the documents incorporated by reference and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Ticker symbol	Our common shares are listed on the Nasdaq under the symbol “PMN”.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below, as well as above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Offering

Sales of substantial amounts of common shares by a Selling Shareholder, or the perception that sales could occur, could adversely affect the price of our common shares.

The sale by the Selling Shareholders of a significant number of common shares could have a material adverse effect on the market price of our common shares. In addition, the perception in the public markets that the Selling Shareholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our common shares. We cannot predict the effect, if any, that market sales of those common shares or the availability of those common shares for sale will have on the market price of our common shares.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our common shares in this offering. We will receive proceeds from the exercise of the Investor Warrants but not on the sale of the common shares underlying the Investor Warrants. The Selling Shareholders will receive all of the proceeds from this offering. We will, however, receive the net proceeds of any Investor Warrants exercised for cash. Proceeds, if any, received from the exercise of such Investor Warrants will be used for working capital for general corporate purposes. No assurances can be given that any of such Investor Warrants will be exercised. The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the common shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the common shares covered by this prospectus, including all registration and filing fees, and fees and expenses for our counsel and our independent registered public accountants.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders from time to time of up to 1,729,694 of our common shares. The Selling Shareholders may from time to time offer and sell any or all of the common shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Shareholders” includes the persons listed in the table below, together with any additional selling shareholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interests in the common shares, other than through a public sale.

The following table is prepared based on information provided to us by the Selling Shareholders. It sets forth the names and addresses of the Selling Shareholders, the aggregate number of common shares that the Selling Shareholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Shareholders both before and after the offering. We have based percentage ownership prior to this offering on 18,525,253 common shares outstanding as of September 11, 2023. Information with respect to common shares owned beneficially after the offering assumes the sale of all of the common shares registered hereby. The Selling Shareholders may offer and sell some, all or none of their common shares.

Except as set forth in the footnotes below, none of the Selling Shareholders has had a material relationship with us other than as a shareholder at any time within the past three years or has ever been an officer or director of one of our affiliates. Each of the Selling Shareholders has acquired (or will acquire) the common shares to be resold hereunder in the ordinary course of business and, at the time of acquisition, none of the Selling Shareholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the common shares to be resold by such Selling Shareholders under this Registration Statement of which this prospectus forms a part.

Since a Selling Shareholder may sell, some or none of the common shares that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of our common shares that will be held by Selling Shareholders upon the termination of the offering. The information set forth in the following table regarding the beneficial ownership after the resale of shares is based upon the assumption that the Selling Shareholders will sell all of the common shares covered by this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us that Selling Shareholders have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Shareholders, no Selling Shareholders is a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Shareholders’ method of distributing these shares.

	Shares Underlying the Units							Shares Underlying the Investor Warrants
Name	Number Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Number Beneficially Owned After Offering		Percent Owned After Offering		Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Norton Capital, LLC	70,093	(1)	22,223	47,870	(1)	*	%	5,556	5,556	0	—
Welch Family Heritage Trust I	310,329	(2)	277,778	32,551	(2)	*	%	69,445	69,445	0	—
Clayton A. Struve	71,040		44,444	26,596		*	%	11,111	11,111	0	—
T J Brown Living Trust	49,104	(3)	4,630	44,474	(3)	*	%	1,158	1,158	0	—
H. Edward Dobroski	76,319	(4)	43,768	32,551	(4)	*	%	10,942	10,942	0	—
Umberto Stangarone	8,333		5,000	3,333		*	%	1,250	1,250	0	—
Shaf QIC LLC	1,463,830	(5)	400,000	1,063,830	(5)	5.7%		100,000	100,000	0	—
Deborah Rand	49,832	(6)	4,630	45,202	(6)	*	%	1,158	1,158	0	—
Gerald A. Tomsic 1995 Trust	25,000	(7)	25,000	0		—		6,250	6,250	0	—
Samuel H. Kennedy	5,163		5,163	0		—		1,290	1,290	0	—
The Jonathan M. Peacock Trust	25,000	(8)	25,000	0		—		6,250	6,250	0	—
Daniel S. Bernstein	11,510	(9)	5,000	6,510	(9)	*	%	1,250	1,250	0	—
Lars Bader	100,000		20,000	80,000		*	%	5,000	5,000	0	—
Title 19 Promis	1,658,846	(10)	106,391	1,552,455	(10)	8.38%		26,597	26,597	0	—
KPC Investment LLC	809,766	(11)	56,700	753,066	(11)	4.07%		14,175	14,175	0	—
DSN Ventures LLC	50,000	(12)	50,000	0		—		12,500	12,500	0	—
JAK II LLC	845,408	(13)	69,300	776,108	(13)	4.19%		17,325	17,325	0	—
Quick Capital LLC	10,000	(14)	10,000	—		—		2,500	2,500	0	—
Douglas A. Gordon Revocable Trust	83,375	(15)	27,777	55,598	(15)	*	%	6,944	6,944	0	—
Jeremy M. Sclar 2012 Irrevocable Family Trust	2,075,489	(16)	104,869	1,970,620	(16)	10.64%		26,217	26,217	0	—
William Copeland	16,082		16,082	0		—		4,021	4,021	0	—
NewCo DE 22 Inc.	114,309	(17)	50,000	64,309	(17)	*	%	12,500	12,500	0	—
Stephen J. Farr	10,000		10,000	0		—		2,500	2,500	0	—

*	Represents less than 1%
(1)	Robert Norton has voting and dispositive power over the securities held by Norton Capital, LLC.
(2)	Alexandra Welch has voting and dispositive power over the securities held by Welch Family Heritage Trust. Includes 6,510 common shares underlying currently exercisable warrants.
(3)	Toliver Brown Jackson Brown Jr. has voting and dispositive power over the securities held by T J Brown Living Trust. Includes 1,302 common shares underlying currently exercisable warrants.
(4)	Includes 6,510 common shares underlying currently exercisable warrants.

(5)	Jonathan S. Shafmaster has voting and dispositive power over the securities held by Shaf QIC LLC. The address of Shaf QIC LLC is 158 Shattuck Way Newington NH 03801.
(6)	Includes 1,302 common shares underlying currently exercisable warrants.
(7)	Gerald Tomsic has voting and dispositive power over the securities held by the Gerald A. Tomsic 1995 Trust.
(8)	Jonathan Peacock has voting and dispositive power over the securities held by The Jonathan M. Peacock Trust.
(9)	Includes 1,302 common shares underlying currently exercisable warrants.
(10)	The information is based on a Schedule 13G/A filed with the SEC on September 5, 2023. Michael Gordon has voting and dispositive power over the securities held by Title 19 Promis and Title 19 Acies. Includes (i) 500,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis; (ii) 51,562 common shares underlying currently exercisable warrants; (iii) and 48,333 common shares held in a trust for which Mr. Gordon’s spouse serves as trustee. The address of Title 19 Promis is c/o JDJFOS, 2 Oliver Street, Suite 905, Boston, MA 02109.
(11)	Robert K. Kraft has voting and dispositive power over the securities held by KPC Venture Capital LLC. Includes 150,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis.
(12)	David S. Nagelberg has voting and dispositive power over the securities held by DSN Ventures LLC.
(13)	Jonathan A. Kraft has voting and dispositive power over the securities held by JAK II LLC. Includes Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis.
(14)	Eilon D. Natan has voting and dispositive power over the securities held by Quick Capital LLC.
(15)	Douglas A. Gordon has voting and dispositive power over the securities held by the Douglas A. Gordon Revocable Trust. Includes (i) 25,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis; and (ii) 6,119 common shares underlying currently exercisable warrants.
(16)	The information is based on a Schedule 13G/A filed with the SEC on September 5, 2023. Richard A. Marks has voting and dispositive power over the securities held by the Jeremy M. Sclar 2012 Irrevocable Family Trust. Jeremy Sclar has voting and dispositive power over securities held by Crocker Mountain LLC. Includes (i) 340,833 common shares held by Crocker Mountain LLC over which Mr. Sclar has sole voting and dispositive power; (ii) 150,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis; (iii) 85,208 common shares underlying currently exercisable warrants held by Crocker Mountain LLC; (iv) 150,000 Series 1 Preferred Shares, which are convertible into common shares on a 1:1 basis held by Crocker Mountain LLC; and 65,000 common shares held in a trust for which Mr. Sclar’s spouse serves as trustee and 65,000 common shares owned by Mr. Sclar individually. The address of Jeremy Sclar is 33 Boylston Street, Suite 3000, Chestnut Hill, MA 02467.
(17)	Shalom Auerbach has voting and dispositive power over the securities held by Newco DE 22, Inc.

PLAN OF DISTRIBUTION

We are registering 1,729,694 common shares underlying Units and Warrants previously issued to the Selling Shareholders to permit the resale of these shares by the holders of such shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common shares. We will bear all fees and expenses incident to our obligation to register the common shares.

The Selling Shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the distribution of the common shares by any Selling Shareholders to its partners, members or shareholders;
●	through one or more underwritten offerings on a firm commitment or best efforts basis;
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling common shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the common shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging in positions they assume. The Selling Shareholders may also sell common shares short and deliver common shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge common shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the common shares registered pursuant to the Registration Statement of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares. All of the foregoing may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

We will pay all expenses of the registration of the common shares pursuant to the Registration Statement to which this prospectus forms a part; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with any registration rights agreement entered into between us and a Selling Shareholder, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with any registration rights agreement entered into between us and a Selling Shareholder, or we may be entitled to contribution.

Once sold under the Registration Statement of which this prospectus forms a part, the common shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by McMillan LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the years then ended, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in the report thereon, and is incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the  laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would recognize or enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

PROMIS NEUROSCIENCES INC.

Up to 1,383,755 Common Shares Underlying Units

Up to 345,939 Common Shares Underlying Warrants

PROSPECTUS

           , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses payable by the registrant in connection with the offering described in this registration statement. All amounts are estimates except the SEC registration fee.

SEC expenses	$1,149	*
Accounting fees and expenses	25,000	*
Legal fees and expenses	120,000	*
Miscellaneous	10,000	*
Total(1)	$156,149	*

*	Previously paid

Discounts, concessions, commissions and similar selling expenses attributable to the sale of common shares covered by this prospectus will be borne by the Selling Shareholders. We have previously paid all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Under the OBCA, the Company may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Company or another entity. The OBCA also provides that the Company may advance money to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the money if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to the Company’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and
●	if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Company’s by-laws provide it may indemnify, subject to the OBCA, each of its current directors or officers or former directors or officers of the Company or of a corporation of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Company or a director or officer of such corporation, including any action brought by the Company or any such corporation.

The Company maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 16. Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles. (incorporated herein by reference to Exhibit 3.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.1	Certificate of Amendment to the Articles dated July 8, 2015. (incorporated herein by reference to Exhibit 3.1.1 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.2	Certificate of Amendment to the Articles dated June 17, 2022. (incorporated herein by reference to Exhibit 3.1.2 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.3	Certificate of Amendment to the Articles dated June 21, 2022. (incorporated herein by reference to Exhibit 3.1.3 to ProMIS’ Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.4	Articles of Continuance dated June 29, 2023. (incorporated herein by reference to Exhibit 3.1 to ProMIS’ Current Report on Form 8-K filed July 14, 2023, as amended).
3.2	Amended and Restated By-law No. 1. (incorporated herein by reference to Exhibit 3.2 to ProMIS’ Current Report on Form 8-K filed July 14, 2023, as amended).
3.3	By-law No. 2. (incorporated herein by reference to Exhibit 3.3 to ProMIS’ Current Report on Form 8-K filed July 14, 2023, as amended).
4.1	Form of Warrant. (incorporated herein by reference to Exhibit 4.1 to ProMIS’ Current Report on Form 8-K filed August 22, 2023, as amended).
4.2	Form of Pre-Funded Warrant. (incorporated herein by reference to Exhibit 4.1 to ProMIS’ Current Report on Form 8-K filed August 22, 2023, as amended).
5.1	Opinion of McMillan LLP (incorporated by reference to Exhibit 5.1 to Registration Statement on Form S-1 filed on November 1, 2022, as amended).
23.1*	Consent of Baker Tilly US, LLP.
23.2	Consent of McMillan LLP. (included within Exhibit 5.1 hereto).
24.1	Power of Attorney. (included on the signature page).

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on September 22, 2023.

PROMIS NEUROSCIENCES INC.

By:	s/ Gail Farfel
Name:	Gail Farfel, Ph.D.
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Gail Farfel and Max Milbury, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	s/ Gail Farfel	Director and Chief Executive Officer (Principal Executive Officer)	September 22, 2023
Gail Farfel, Ph.D.

By:	s/ Daniel Geffken	Chief Financial Officer (Principal Financial Officer)	September 22, 2023
Daniel Geffken

By:	s/ Max A. Milbury	Senior Director of Finance (Principal Accounting Officer)	September 22, 2023
Max A. Milbury

By:	s/ Eugene Williams	Chairman	September 22, 2023
Eugene Williams

By:	s/ Maggie Shafmaster	Lead Independent Director	September 22, 2023
Maggie Shafmaster

By:	s/ Neil Cashman	Director	September 22, 2023
Neil Cashman, M.D.

By:	s/ William Wyman	Director	September 22, 2023
William Wyman

By:	s/ Patrick Kirwin	Director	September 22, 2023
Patrick Kirwin

By:	s/ Josh Mandel-Brehm	Director	September 22, 2023
Josh Mandel-Brehm

By:	s/ Neil Warma	Director	September 22, 2023
Neil Warma

By:	s/ Gail Farfel
	Gail Farfel, Ph.D.	Authorized Representative in the United States	September 22, 2023